                                  Exhibit 4(cc)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     AGREEMENT dated as of September 17, 1993 among WESTPAC BANKING CORPORATION (the "Assignor"), ASLK-CGER BANK, GRAND CAYMAN BRANCH (the "Assignee"), CRIIMI MAE INC. (the "Borrower") and SIGNET BANK/VIRGINIA, as Agent (the "Agent").

                              W I T N E S S E T H:

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Credit Agreement dated as of December 22, 1992 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (as modified, amended or supplemented from time to time, the "Credit Agreement"); and

     WHEREAS, as provided under the Credit Agreement, the Assignor made A Loans to the Borrower in an aggregate principal amount equal to $25,744,341.19 and B Loans to the Borrower in an aggregate principal amount equal to $6,562,500; and

     WHEREAS, the assignor has heretofore assigned to Signet Bank/Virginia $4,000,000 of its A Loans and all of its B Loans; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of its remaining A Loans in an amount equal to $21,744,341.19 (the "Assigned Amount"), and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement and the Pledge Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement and the Pledge Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the A Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement and the Pledge Agreement and (ii) the Assignor shall, as of the date hereof, be released from its obligations under the Credit Agreement and the Pledge Agreement. The assignment provided for herein shall be without recourse to the Assignor. To the extent that any provision of the Credit Agreement (such as Section 7.06) measures the obligations of a Bank by reference to its Commitment, the Assignee shall be deemed to have an A Loan Commitment of $35,631,630 and Signet Bank/Virginia shall be deemed to have an A Loan Commitment of $49,368,370 and a B Loan Commitment of $15,000,000. Notwithstanding the foregoing, the parties hereto acknowledge that the Banks' obligations to make Loans have expired.

     SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $21,744,341.19. Notwithstanding anything herein to the contrary, all interest accrued on the Assigned Amount to the date hereof shall be for the account of the Assignor, and all interest accruing from and after the date hereof shall be for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     SECTION 4. CONSENT OF THE BORROWER AND THE AGENT. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees, upon surrender of the Assignor's Note, to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

     SECTION 5. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement, the Pledge Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     SECTION 6.  AMENDMENT.  The Pledge Agreement is hereby amended so that
Section 8.11 thereof shall read in its entirety as follows:

          SECTION 8.11. INTERACTION OF BORROWER WITH BANKS AND AGENT. Upon any assignment of any interest of any Bank to a third party pursuant to the Credit Agreement, such third party shall be deemed to be a Bank for purposes of this Agreement to the extent of the interest so assigned.

     SECTION 7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

     SECTION 8. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                              WESTPAC BANKING CORPORATION



                              By:        /s/ Anne K. Sadler
                                        -----------------------------
                              Title:    Vice President
                                        -----------------------------
                              ASLK-CGER BANK, GRAND CAYMAN BRANCH



                              By:        /s/ John J.S. Mead, Jr.
                                        -----------------------------
                              Title:    Vice President
                                        ----------------------------

                                   NOTICE ADDRESS:

                                   c/o New York Branch
                                   10 East 50th Street-22nd Floor
                                   New York, NY  10022
                                   Attn:  John J. S. Mead, Jr.
                                   Telecopier:  212-421-0133

                                   Domestic and Euro-Dollar Lending
                                   Office:

                                   Grand Cayman Branch
                                   c/o New York Branch
                                   10 East 50th Street-22nd Floor
                                   New York, NY  10022

                              CRIIMI MAE INC.



                              By:        /s/ Jay R. Cohen
                                        -----------------------------
                              Title:    Executive Vice President
                                        ----------------------------
                                        and Treasurer
                                        ----------------------------

                              SIGNET BANK/VIRGINIA, as Agent



                              By:        /s/ David H. Olson
                                        ----------------------------
                              Title:    Vice President
                                        ----------------------------